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                                                                    Exhibit 16

April 11, 2006



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Michael Baker Corporation Employee Stock Ownership Plan (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated April 7, 2006. We are in agreement with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Schneider Downs & Co., Inc.
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Certified Public Accountants

JMB/skc
Ref.: 23904-01040-05